Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in Registration Statement on Form S-3 (No. 333-136379) and Registration Statements on Form S-8 (Nos. 33-26694, 33-56557, 333-88391, 333-57912, 333-68180, 333-132061, 333-146849, and 333-149206) of Constellation Brands, Inc. of our report dated February 22, 2008 relating to the financial statements of Crown Imports LLC, for the period ended December 31, 2007, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois
April 29, 2008